News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

May 10, 2018

Duke Energy reports first quarter 2018 financial results

▪	First quarter 2018 GAAP EPS of $0.88; adjusted EPS of $1.28

▪	Growth at the utilities and return to normal weather drive quarterly results

▪	Company reaffirms 2018 adjusted EPS guidance range of $4.55 to $4.85
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced first quarter 2018 reported diluted earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $0.88, compared to $1.02 for the first quarter of 2017. Duke Energy's first quarter 2018 adjusted diluted EPS was $1.28, compared to $1.04 for the first quarter of 2017.
Adjusted diluted EPS excludes the impact of certain items that are included in GAAP reported diluted EPS. The difference between first quarter 2018 GAAP reported diluted EPS and adjusted diluted EPS was primarily due to a loss on sale of the retired Beckjord plant in Ohio, the recognition of a valuation allowance related to the Tax Cuts and Jobs Act of 2017 (the Tax Act), charges related to the Duke Energy Progress North Carolina rate case order, and an impairment of Duke Energy's investment in the Constitution pipeline.
Adjusted diluted EPS for first quarter 2018 was higher than the prior year due primarily to a return to normal weather this year compared to the significantly warmer winter weather in the prior year, as well as growth from investments in the electric and gas utilities.
"2018 is off to a strong start – we delivered solid financial results for the first quarter and took steps to further strengthen our credit quality, enabling us to make smart investments for our customers,” said Duke Energy chairman, president and CEO Lynn Good. “We reached constructive outcomes in several regulatory cases and started construction of the Atlantic Coast Pipeline, which will support economic growth in the Southeast.
“Our comprehensive, long-term strategy is delivering value for customers and shareholders as we invest in a modern, cleaner energy future."
Business segment results
In addition to the following summary of first quarter 2018 business segment performance, comprehensive tables with detailed EPS drivers for the first quarter compared to prior year are provided in the tables at the end of this news release.
The discussion below of first quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.

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Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized first quarter 2018 segment income of $750 million, compared to $635 million in the first quarter of 2017. In addition to the drivers outlined below, first quarter 2018 results were impacted by $66 million in after-tax charges related to the Duke Energy Progress North Carolina rate case order. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized first quarter 2018 adjusted segment income of $816 million, compared to $635 million in the first quarter of 2017, an increase of $0.26 per share.
Higher quarterly results at Electric Utilities and Infrastructure were primarily due to:

•	Return to normal weather this year compared to the significantly warmer winter weather in the prior year (+$0.16 per share)

•	Higher retail revenues from increased volumes and pricing and riders due to increased investments (+$0.06 per share)

•	Lower income tax expense, including impacts of the Tax Act (+$0.06 per share); a portion of the benefit is due to timing and is expected to reverse in future quarters

•	Lower operation and maintenance expense (+$0.04 per share) due to the timing of spend and lower storm restoration costs
These favorable drivers were partially offset by higher depreciation and amortization expense (-$0.08 per share).
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized first quarter 2018 segment income of $116 million, compared to $133 million in the first quarter of 2017. In addition to the drivers outlined below, first quarter 2018 results were impacted by a $42 million after-tax impairment charge related to the Constitution pipeline investment. This amount was treated as a special item and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized first quarter 2018 adjusted segment income of $158 million, compared to $133 million in the first quarter of 2017, an increase of $0.03 per share.
Higher quarterly results at Gas Utilities and Infrastructure were primarily driven by customer growth and increased investments.
Commercial Renewables
On a reported and adjusted basis, Commercial Renewables recognized first quarter 2018 segment income of $20 million, compared to $25 million in the first quarter of 2017, a decrease of $0.01 per share. Lower quarterly results at Commercial Renewables were primarily due to lower wind resource compared to last year.

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Other
Other primarily includes interest expense on holding company debt and other unallocated corporate costs. It also includes results from Duke Energy’s captive insurance company and the equity method investment in NMC.
On a reported basis, Other recognized a first quarter 2018 net loss of $266 million, compared to a net loss of $77 million in the first quarter of 2017. In addition to the drivers outlined below, first quarter 2018 results were impacted by an $82 million after-tax loss on sale of the retired Beckjord plant in Ohio, the recognition of a $76 million valuation allowance related to the Tax Act, and costs to achieve the Piedmont merger. These amounts were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Other recognized a first quarter 2018 adjusted net loss of $95 million, compared to an adjusted net loss of $67 million in the first quarter of 2017, a difference of $0.04 per share. Lower quarterly results at Other were primarily due to higher interest expense (-$0.02 per share) and higher income taxes (-$0.02 per share). Income taxes were impacted by a lower tax shield on holding company interest as a result of the Tax Act (-$0.03 per share), partially offset by a favorable state tax audit settlement (+$0.01 per share).
Duke Energy's consolidated reported effective tax rate for the first quarter of 2018 was 22.5% compared to 32.4% in the first quarter of 2017. The consolidated adjusted effective tax rate for first quarter 2018 was 15.7%, compared to 32.5% in 2017. The decreases in the reported and adjusted effective tax rates were primarily due to the impacts of the Tax Act. Adjusted effective tax rate is a non-GAAP financial measure. The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss the first quarter 2018 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (www.duke-energy.com/investors) of Duke Energy’s website or by dialing 888-601-3869 in the United States or 719-325-4760 outside the United States. The confirmation code is 3587017. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, May 20, 2018, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 3587017. An audio replay and transcript will also be available by accessing the investors section of the company’s website.

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Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted diluted EPS for first quarter 2018 and 2017 financial results:

(In millions, except per-share amounts)	After-Tax Amount	1Q 2018 EPS	1Q 2017 EPS
Diluted EPS, as reported		$0.88	$1.02
Adjustments to reported EPS:
First Quarter 2018
Costs to achieve Piedmont merger	$13	0.02
Regulatory settlements	66	0.09
Sale of retired plant	82	0.12
Impairment of equity method investment	42	0.06
Impacts of the Tax Act (Alternative Minimum Tax valuation allowance)	76	0.11
First Quarter 2017
Costs to achieve Piedmont merger	10		0.02
Total adjustments		$0.40	$0.02
Diluted EPS, adjusted		$1.28	$1.04
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings and adjusted diluted EPS. Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per-share impact of special items. As discussed below, special items include certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance.
Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation (GAAP Reported Earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP Reported EPS), respectively.
Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:

•	Costs to achieve Piedmont merger represent charges that result from the Piedmont acquisition.

•	Regulatory settlements represent costs related to rate case orders, settlements or other actions of regulators.

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•	Sale of retired plant represents the loss associated with selling Beckjord, a non-regulated generating facility in Ohio.

•	Impairment of equity method investment represents an other-than-temporary impairment of an investment in Constitution Pipeline Company, LLC (Constitution).

•	Impacts of the Tax Act represents an Alternative Minimum Tax valuation allowance recognized related to the Tax Act.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.
Duke Energy
Headquartered in Charlotte, N.C., Duke Energy (NYSE: DUK) is one of the largest energy holding companies in the U.S., with approximately 29,000 employees and a generating capacity of 49,500 megawatts. The company is transforming its customers’ experience, modernizing its energy grid, generating cleaner energy and expanding its natural gas infrastructure to create a smarter energy future for the people and communities it serves.
The company’s Electric Utilities and Infrastructure unit serves approximately 7.6 million retail electric customers in six states - North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. Its Gas Utilities and Infrastructure unit distributes natural gas to approximately 1.6

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million customers in five states - North Carolina, South Carolina, Tennessee, Ohio and Kentucky. Its Commercial Renewables unit operates a growing renewable energy portfolio across the U.S.
A Fortune 125 company, Duke Energy was named to Fortune’s 2018 “World’s Most Admired Companies” list and Forbes’ 2018 “America’s Best Employers” list.
More information about the company is available at duke-energy.com. The Duke Energy News Center includes news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

•	Advancements in technology;

•	Additional competition in electric and natural gas markets and continued industry consolidation;

•
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

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•
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

•	The ability to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

•	Operational interruptions to our natural gas distribution and transmission activities;

•	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches and other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

•	Credit ratings of the Duke Energy Registrants may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•	The ability to control operation and maintenance costs;

•	The level of creditworthiness of counterparties to transactions;

•	Employee workforce factors, including the potential inability to attract and retain key personnel;

•	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

•	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

•	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	The impact of new U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•	The impacts from potential impairments of goodwill or equity method investment carrying values;

•	The ability to successfully complete future merger, acquisition or divestiture plans; and

•	The ability to implement our business strategy.

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Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory Settlements		Sale of Retired Plant		Impairment of Equity Method Investment		Impacts of the Tax Act		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$750	$—		$66	B	$—		$—		$—		$66	$816
Gas Utilities and Infrastructure	116	—		—		—		42	D	—		42	158
Commercial Renewables	20	—		—		—		—		—		—	20
Total Reportable Segment Income	886	—		66		—		42		—		108	994
Other	(266)	13	A	—		82	C	—		76	E	171	(95)
Net Income Attributable to Duke Energy Corporation	$620	$13		$66		$82		$42		$76		$279	$899
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$0.88	$0.02		$0.09		$0.12		$0.06		$0.11		$0.40	$1.28

A - Net of $4 million tax benefit. $17 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $20 million tax benefit. $45 million recorded within Impairment Charges, $35 million within Operating Expenses and $6 million within Interest Expense on the Condensed Consolidated Statements of Operations.
C - Net of $25 million tax benefit. $107 million recorded within (Losses) Gains on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations.
D - Net of $13 million tax benefit. $55 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E - $76 million AMT valuation allowance within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 701 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended March 31, 2017
(Dollars in millions, except per-share amounts)

		Special Item
	Reported Earnings	Costs to Achieve Piedmont Merger		Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$635	$—		$635
Gas Utilities and Infrastructure	133	—		133
Commercial Renewables	25	—		25
Total Reportable Segment Income	793	—		793
Other	(77)	10	A	(67)
Net Income Attributable to Duke Energy Corporation	$716	$10		$726
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.02	$0.02		$1.04

A - Net of $6 million tax benefit. $15 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
March 2018
(Dollars in millions)

	Three Months Ended March 31, 2018
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$803
Costs to Achieve Piedmont Merger	17
Regulatory Settlements	86
Sale of Retired Plant	107
Impairment of Equity Method Investment	55
Impacts of the Tax Act	—
Noncontrolling Interests	(2)
Adjusted Pretax Income	$1,066

Reported Income Tax Expense From Continuing Operations	$181	22.5%
Costs to Achieve Piedmont Merger	4
Regulatory Settlements	20
Sale of Retired Plant	25
Impairment of Equity Method Investment	13
Impacts of the Tax Act	$(76)
Adjusted Tax Expense	$167	15.7%	*

	Three Months Ended March 31, 2017
	Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,061
Costs to Achieve Piedmont Merger	16
Noncontrolling Interests	(1)
Adjusted Pretax Income	$1,076

Reported Income Tax Expense From Continuing Operations	$344	32.4%
Costs to Achieve Piedmont Merger	6
Adjusted Tax Expense	$350	32.5%	*

*Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
March 2018 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
($ per share)
2017 YTD Reported Earnings Per Share, Diluted	$0.91	$0.19	$0.04	$(0.12)	$1.02
Costs to Achieve Piedmont Merger	—	—	—	0.02	0.02
2017 YTD Adjusted Earnings Per Share, Diluted	$0.91	$0.19	$0.04	$(0.10)	$1.04
Weather	0.16	—	—	—	0.16
Volume	0.02	—	—	—	0.02
Pricing and Riders	0.04	0.03	—	—	0.07
Wholesale(a)	0.04	—	—	—	0.04
Operations and maintenance, net of recoverables(b)	0.04	—	—	—	0.04
Duke Energy Renewables	—	—	(0.01)	—	(0.01)
Interest Expense	—	—	—	(0.02)	(0.02)
Other(c)	(0.10)	—	—	—	(0.10)
Change in effective income tax rate, including impacts of the Tax Act(d)	0.06	—	—	(0.02)	0.04
2018 YTD Adjusted Earnings Per Share, Diluted	$1.17	$0.22	$0.03	$(0.14)	$1.28
Costs to Achieve Piedmont Merger	—	—	—	(0.02)	(0.02)
Regulatory Settlements	(0.09)	—	—	—	(0.09)
Sale of Retired Plant	—	—	—	(0.12)	(0.12)
Impairment of Equity Method Investment	—	(0.06)	—	—	(0.06)
Impacts of the Tax Act (Alternative Minimum Tax valuation allowance)	—	—	—	(0.11)	(0.11)
2018 YTD Reported Earnings Per Share, Diluted	$1.08	$0.16	$0.03	$(0.39)	$0.88

Note: Earnings Per Share amounts are calculated using the prior year consolidated statutory income tax rate for all drivers except for Duke Energy Renewables, which uses an effective rate.

(a) Primarily due to the recovery of deferred coal ash costs from wholesale customers in the Carolinas, which is offset in depreciation and amortization.
(b) Primarily due to timing of spend and lower storm restoration costs.
(c) Primarily due to higher depreciation and amortization (-$0.08).
(d) Includes the net earnings impact of the Tax Act, including regulatory deferrals.

March 2018
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended
	March 31,
(In millions, except per-share amounts and where noted)	2018	2017
Earnings Per Share - Basic and Diluted
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.88	$1.02
Diluted	$0.88	$1.02
Weighted average shares outstanding
Basic	701	700
Diluted	701	700
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$750	$635
Gas Utilities and Infrastructure(b)	116	133
Commercial Renewables	20	25
Total Reportable Segment Income	886	793
Other(c)(d)(e)	(266)	(77)
Net income Attributable to Duke Energy Corporation	$620	$716
CAPITALIZATION
Total Common Equity (%)	43%	44%
Total Debt (%)	57%	56%

Total Debt	$55,950	$52,556
Book Value Per Share	$59.63	$58.84
Actual Shares Outstanding	701	700
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$1,773	$1,874
Gas Utilities and Infrastructure	228	341
Commercial Renewables	87	59
Other	73	61
Total Capital and Investment Expenditures	$2,161	$2,335

(a) Includes regulatory costs related to rate case orders, settlements or other actions of regulators of $66 million (net of tax of $20 million) for the three months ended March 31, 2018.
(b) Includes an other-than-temporary impairment of an investment in Constitution of $42 million (net of tax of $13 million) for the three months ended March 31, 2018.
(c) Includes costs to achieve the Piedmont merger of $13 million (net of tax of $4 million) for the three months ended March 31, 2018, and $10 million (net of tax of $6 million) for the three months ended March 31, 2017.

(d) Includes the loss associated with selling Beckjord, a non-regulated generating facility in Ohio, of $82 million (net of tax of $25 million) for the three months ended March 31, 2018.
(e) Includes an Alternative Minimum Tax valuation allowance recognized related to the Tax Act of $76 million for the three months ended March 31, 2018.

March 2018
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended
	March 31,
(In millions)	2018	2017
ELECTRIC UTILITIES AND INFRASTRUCTURE
Operating Revenues	$5,323	$4,947
Operating Expenses
Fuel used in electric generation and purchased power	1,685	1,454
Operation, maintenance and other	1,325	1,304
Depreciation and amortization	835	737
Property and other taxes	274	261
Impairment charges	43	—
Total operating expenses	4,162	3,756
Gains on Sales of Other Assets and Other, net	1	3
Operating Income	1,162	1,194
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	2	—
Other income and expenses, net	86	112
Total other income and expenses	88	112
Interest Expense	317	315
Income Before Income Taxes	933	991
Income Tax Expense	183	356
Segment Income	$750	$635
GAS UTILITIES AND INFRASTRUCTURE
Operating Revenues	$727	$670
Operating Expenses
Cost of natural gas	313	258
Operation, maintenance and other	108	105
Depreciation and amortization	61	57
Property and other taxes	31	30
Total operating expenses	513	450
Operating Income	214	220
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(40)	17
Other income and expenses, net	5	1
Total other income and expenses	(35)	18
Interest Expense	27	26
Income Before Income Taxes	152	212
Income Tax Expense	36	79
Segment Income	$116	$133
COMMERCIAL RENEWABLES
Operating Revenues	$101	$128
Operating Expenses
Operation, maintenance and other	55	78
Depreciation and amortization	38	39
Property and other taxes	7	9
Total operating expenses	100	126
Gains on Sales of Other Assets and Other, net	—	2
Operating Income	1	4
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	(1)
Other income and expenses, net	2	1
Total other income and expenses	2	—
Interest Expense	22	19
Loss Before Income Taxes	(19)	(15)
Income Tax Benefit	(39)	(39)
Less: Loss Attributable to Noncontrolling Interests	—	(1)
Segment Income	$20	$25

March 2018
QUARTERLY HIGHLIGHTS
(Unaudited)
	Three Months Ended
	March 31,
(In millions)	2018	2017
OTHER
Operating Revenues	$35	$33
Operating Expenses
Fuel used in electric generation and purchased power	14	15
Operation, maintenance and other	3	8
Depreciation and amortization	33	26
Property and other taxes	4	3
Total operating expenses	54	52
(Loss) Gains on Sales of Other Assets and Other, net	(101)	5
Operating Loss	(120)	(14)
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	13	13
Other income and expenses, net	1	8
Total other income and expenses	14	21
Interest Expense	157	134
Loss Before Income Taxes	(263)	(127)
Income Tax Expense (Benefit)	1	(52)
Less: Income Attributable to Noncontrolling Interests	2	2
Net Loss	$(266)	$(77)
Note: Prior period amounts have been recast to reclassify the presentation of the non-service cost (benefit) components of net periodic costs from Operation, maintenance and other to Other income and expenses due to the adoption of new accounting guidance on January 1, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended March 31,
	2018	2017
Operating Revenues
Regulated electric	$5,284	$4,913
Regulated natural gas	700	646
Nonregulated electric and other	151	170
Total operating revenues	6,135	5,729
Operating Expenses
Fuel used in electric generation and purchased power	1,676	1,449
Cost of natural gas	313	258
Operation, maintenance and other	1,464	1,468
Depreciation and amortization	967	859
Property and other taxes	316	304
Impairment charges	43	—
Total operating expenses	4,779	4,338
(Loss) Gains on Sales of Other Assets and Other, net	(100)	11
Operating Income	1,256	1,402
Other Income and Expenses
Equity in (losses) earnings of unconsolidated affiliates	(24)	29
Other income and expenses, net	86	121
Total other income and expenses	62	150
Interest Expense	515	491
Income Before Income Taxes	803	1,061
Income Tax Expense	181	344
Net Income	622	717
Less: Net Income Attributable to Noncontrolling Interests	2	1
Net Income Attributable to Duke Energy Corporation	$620	$716

Earnings Per Share - Basic and Diluted
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.88	$1.02
Diluted	$0.88	$1.02
Weighted average shares outstanding
Basic	701	700
Diluted	701	700
Note: Prior period amounts have been recast to reclassify the presentation of the non-service cost (benefit) components of net periodic costs from Operation, maintenance and other to Other income and expenses due to the adoption of new accounting guidance on January 1, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	March 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$421	$358
Receivables (net of allowance for doubtful accounts of $17 at 2018 and $14 at 2017)	759	779
Receivables of VIEs (net of allowance for doubtful accounts of $57 at 2018 and $54 at 2017)	1,984	1,995
Inventory	3,149	3,250
Regulatory assets (includes $51 at 2018 and 2017 related to VIEs)	1,544	1,437
Other	422	634
Total current assets	8,279	8,453
Property, Plant and Equipment
Cost	129,281	127,507
Accumulated depreciation and amortization	(42,307)	(41,537)
Generation facilities to be retired, net	399	421
Net property, plant and equipment	87,373	86,391
Other Noncurrent Assets
Goodwill	19,396	19,396
Regulatory assets (includes $1,082 at 2018 and $1,091 at 2017 related to VIEs)	12,218	12,442
Nuclear decommissioning trust funds	7,024	7,097
Investments in equity method unconsolidated affiliates	1,189	1,175
Other	3,062	2,960
Total other noncurrent assets	42,889	43,070
Total Assets	$138,541	$137,914
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,391	$3,043
Notes payable and commercial paper	2,969	2,163
Taxes accrued	422	551
Interest accrued	542	525
Current maturities of long-term debt (includes $225 at 2018 and 2017 related to VIEs)	3,951	3,244
Asset retirement obligations	676	689
Regulatory liabilities	505	402
Other	1,542	1,865
Total current liabilities	12,998	12,482
Long-Term Debt (includes $4,275 at 2018 and $4,306 at 2017 related to VIEs)	49,030	49,035
Other Noncurrent Liabilities
Deferred income taxes	6,855	6,621
Asset retirement obligations	9,484	9,486
Regulatory liabilities	15,283	15,330
Accrued pension and other post-retirement benefit costs	1,018	1,103
Investment tax credits	537	539
Other	1,538	1,581
Total other noncurrent liabilities	34,715	34,660
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 701 million shares outstanding at 2018 and 700 million shares outstanding at 2017	1	1
Additional paid-in capital	38,839	38,792
Retained earnings	3,021	3,013
Accumulated other comprehensive loss	(69)	(67)
Total Duke Energy Corporation stockholders' equity	41,792	41,739
Noncontrolling interests	6	(2)
Total equity	41,798	41,737
Total Liabilities and Equity	$138,541	$137,914

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three Months Ended March 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$622	$717
Adjustments to reconcile net income to net cash provided by operating activities	769	529
Net cash provided by operating activities	1,391	1,246

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,264)	(2,361)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	947	1,596

Net increase in cash and cash equivalents	74	481
Cash and cash equivalents at beginning of period	505	541
Cash and cash equivalents at end of period	$579	$1,022

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	March 31, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations / Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$44	$14	$10	$354	$(1)	$421
Receivables, net	441	251	2	66	(1)	759
Receivables of variable interest entities, net	1,952	—	32	—	—	1,984
Receivables from affiliated companies	28	9	1,227	531	(1,795)	—
Notes receivable from affiliated companies	88	—	—	696	(784)	—
Inventory	3,060	49	16	25	(1)	3,149
Regulatory assets	1,385	48	—	111	—	1,544
Other	180	21	169	103	(51)	422
Total current assets	7,178	392	1,456	1,886	(2,633)	8,279
Property, Plant and Equipment
Cost	113,074	9,800	4,391	2,016	—	129,281
Accumulated depreciation and amortization	(38,206)	(2,251)	(730)	(1,120)	—	(42,307)
Generation facilities to be retired, net	399	—	—	—	—	399
Net property, plant and equipment	75,267	7,549	3,661	896	—	87,373
Other Noncurrent Assets
Goodwill	17,379	1,924	93	—	—	19,396
Regulatory assets	11,133	616	—	468	1	12,218
Nuclear decommissioning trust funds	7,024	—	—	—	—	7,024
Investments in equity method unconsolidated affiliates	93	790	193	113	—	1,189
Investment in consolidated subsidiaries	197	21	7	57,024	(57,249)	—
Other	2,156	83	89	1,367	(633)	3,062
Total other noncurrent assets	37,982	3,434	382	58,972	(57,881)	42,889
Total Assets	120,427	11,375	5,499	61,754	(60,514)	138,541
Segment reclassifications, intercompany balances and other	(406)	21	(1,234)	(59,072)	60,691	—
Segment Assets	$120,021	$11,396	$4,265	$2,682	$177	$138,541

DUKE ENERGY CORPORATION
CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations / Adjustments	Duke Energy
Current Liabilities
Accounts payable	$1,834	$181	$31	$346	$(1)	$2,391
Accounts payable to affiliated companies	595	45	10	1,129	(1,779)	—
Notes payable to affiliated companies	589	148	—	64	(801)	—
Notes payable and commercial paper	—	—	12	2,957	—	2,969
Taxes accrued	420	80	(91)	14	(1)	422
Interest accrued	379	35	—	128	—	542
Current maturities of long-term debt	2,330	251	171	1,199	—	3,951
Asset retirement obligations	676	—	—	—	—	676
Regulatory liabilities	439	63	—	3	—	505
Other	1,136	57	56	343	(50)	1,542
Total current liabilities	8,398	860	189	6,183	(2,632)	12,998
Long-Term Debt	29,276	2,445	1,700	15,609	—	49,030
Long-Term Debt Payable to Affiliated Companies	618	7	9	—	(634)	—
Other Noncurrent Liabilities
Deferred income taxes	8,763	839	(200)	(2,547)	—	6,855
Asset retirement obligations	9,342	50	91	—	1	9,484
Regulatory liabilities	13,710	1,551	—	22	—	15,283
Accrued pension and other post-retirement benefit costs	676	18	—	324	—	1,018
Investment tax credits	534	3	—	—	—	537
Other	764	216	253	306	(1)	1,538
Total other noncurrent liabilities	33,789	2,677	144	(1,895)	—	34,715
Equity
Total Duke Energy Corporation stockholders' equity	48,346	5,386	3,450	41,859	(57,249)	41,792
Noncontrolling interests	—	—	7	(2)	1	6
Total equity	48,346	5,386	3,457	41,857	(57,248)	41,798
Total Liabilities and Equity	120,427	11,375	5,499	61,754	(60,514)	138,541
Segment reclassifications, intercompany balances and other	(406)	21	(1,234)	(59,072)	60,691	—
Segment Liabilities and Equity	$120,021	$11,396	$4,265	$2,682	$177	$138,541

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$1,763	$1,460	$1,115	$336	$731	$(82)	$5,323
Operating Expenses
Fuel used in electric generation and purchased power	473	509	467	92	232	(88)	1,685
Operation, maintenance and other	443	376	234	89	179	4	1,325
Depreciation and amortization	272	235	150	48	130	—	835
Property and other taxes	72	35	88	59	20	—	274
Impairment charges	13	32	—	—	—	(2)	43
Total operating expenses	1,273	1,187	939	288	561	(86)	4,162
Gains on Sales of Other Assets and Other, net	—	1	—	—	—	—	1
Operating Income	490	274	176	48	170	4	1,162
Other Income and Expenses, net(b)	39	18	21	5	7	(2)	88
Interest Expense	107	81	70	16	40	3	317
Income Before Income Taxes	422	211	127	37	137	(1)	933
Income Tax Expense	93	30	21	4	36	(1)	183
Segment Income	$329	$181	$106	$33	$101	$—	$750

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $21 million for Duke Energy Carolinas, $14 million for Duke Energy Progress, $12 million for Duke Energy Florida, $3 million for Duke Energy Ohio and $4 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	March 31, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$3	$8	$6	$11	$15	$1	$44
Receivables, net	194	50	71	68	56	2	441
Receivables of variable interest entities, net	634	497	318	—	—	503	1,952
Receivables from affiliated companies	106	5	1	58	99	(241)	28
Notes receivable from affiliated companies	—	—	153	—	—	(65)	88
Inventory	980	1,002	535	88	453	2	3,060
Regulatory assets	331	476	393	11	170	4	1,385
Other	42	54	40	14	30	—	180
Total current assets	2,290	2,092	1,517	250	823	206	7,178
Property, Plant and Equipment
Cost	43,562	29,866	18,040	5,949	15,104	553	113,074
Accumulated depreciation and amortization	(15,404)	(11,012)	(5,042)	(1,978)	(4,759)	(11)	(38,206)
Generation facilities to be retired, net	—	399	—	—	—	—	399
Net property, plant and equipment	28,158	19,253	12,998	3,971	10,345	542	75,267
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	2,825	3,480	2,391	308	976	1,153	11,133
Nuclear decommissioning trust funds	3,734	2,568	722	—	—	—	7,024
Investments in equity method unconsolidated affiliates	—	—	—	—	—	93	93
Investment in consolidated subsidiaries	30	7	2	158	1	(1)	197
Other	1,022	640	301	44	234	(85)	2,156
Total other noncurrent assets	7,611	6,695	3,416	1,106	1,211	17,943	37,982
Total Assets	38,059	28,040	17,931	5,327	12,379	18,691	120,427
Segment reclassifications, intercompany balances and other	(351)	(115)	(143)	(162)	(74)	439	(406)
Reportable Segment Assets	$37,708	$27,925	$17,788	$5,165	$12,305	$19,130	$120,021

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$726	$342	$416	$187	$157	$6	$1,834
Accounts payable to affiliated companies	259	208	82	19	73	(46)	595
Notes payable to affiliated companies	45	354	—	88	149	(47)	589
Taxes accrued	86	36	73	124	95	6	420
Interest accrued	144	86	74	23	52	—	379
Current maturities of long-term debt	805	603	768	2	62	90	2,330
Asset retirement obligations	281	323	3	4	65	—	676
Regulatory liabilities	116	184	88	32	20	(1)	439
Other	369	324	299	62	83	(1)	1,136
Total current liabilities	2,831	2,460	1,803	541	756	7	8,398
Long-Term Debt	9,589	6,604	6,247	1,552	3,570	1,714	29,276
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,521	1,937	1,813	538	942	12	8,763
Asset retirement obligations	3,318	4,356	735	43	713	177	9,342
Regulatory liabilities	6,208	3,973	1,254	531	1,743	1	13,710
Accrued pension and other post-retirement benefit costs	95	246	248	67	110	(90)	676
Investment tax credits	231	142	9	4	147	1	534
Other	531	46	101	69	28	(11)	764
Total other noncurrent liabilities	13,904	10,700	4,160	1,252	3,683	90	33,789
Equity	11,435	8,126	5,721	1,964	4,220	16,880	48,346
Total Liabilities and Equity	38,059	28,040	17,931	5,327	12,379	18,691	120,427
Segment reclassifications, intercompany balances and other	(351)	(115)	(143)	(162)	(74)	439	(406)
Reportable Segment Liabilities and Equity	$37,708	$27,925	$17,788	$5,165	$12,305	$19,130	$120,021

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended March 31, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues
Regulated natural gas	$174	$551	$—	$—	$725
Nonregulated natural gas and other	—	2	—	—	2
Operating Revenues	174	553	—	—	727
Operating Expenses
Cost of natural gas	54	259	—	—	313
Operation, maintenance and other	33	76	1	(2)	108
Depreciation and amortization	22	39	—	—	61
Property and other taxes	18	12	—	1	31
Total operating expenses	127	386	1	(1)	513
Operating Income (Loss)	47	167	(1)	1	214
Other Income and Expenses
Equity in losses of unconsolidated affiliates	—	—	(40)	—	(40)
Other income and expenses, net	3	3	—	(1)	5
Total other income and expenses	3	3	(40)	(1)	(35)
Interest Expense	6	21	—	—	27
Income Before Income Taxes	44	149	(41)	—	152
Income Tax Expense	10	36	(10)	—	36
Segment Income	$34	$113	$(31)	$—	$116

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	March 31, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$12	$—	$—	$14
Receivables, net	—	251	—	—	251
Receivables from affiliated companies	17	68	—	(76)	9
Inventory	20	29	—	—	49
Regulatory assets	—	48	—	—	48
Other	—	21	—	—	21
Total current assets	39	429	—	(76)	392
Property, Plant and Equipment
Cost	2,943	6,857	—	—	9,800
Accumulated depreciation and amortization	(751)	(1,500)	—	—	(2,251)
Net property, plant and equipment	2,192	5,357	—	—	7,549
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	156	274	—	186	616
Investments in equity method unconsolidated affiliates	—	—	790	—	790
Investment in consolidated subsidiaries	—	—	—	21	21
Other	—	65	17	1	83
Total other noncurrent assets	480	388	807	1,759	3,434
Total Assets	2,711	6,174	807	1,683	11,375
Segment reclassifications, intercompany balances and other	(2)	(34)	(36)	93	21
Reportable Segment Assets	$2,709	$6,140	$771	$1,776	$11,396

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	March 31, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$53	$128	$—	$—	$181
Accounts payable to affiliated companies	—	35	86	(76)	45
Notes payable to affiliated companies	41	107	—	—	148
Taxes accrued	27	80	(26)	(1)	80
Interest accrued	10	24	—	1	35
Current maturities of long-term debt	1	250	—	—	251
Regulatory liabilities	22	41	—	—	63
Other	3	55	(1)	—	57
Total current liabilities	157	720	59	(76)	860
Long-Term Debt	487	1,787	—	171	2,445
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	247	544	48	—	839
Asset retirement obligations	35	15	—	—	50
Regulatory liabilities	357	1,179	—	15	1,551
Accrued pension and other post-retirement benefit costs	14	4	—	—	18
Investment tax credits	2	1	—	—	3
Other	53	153	11	(1)	216
Total other noncurrent liabilities	708	1,896	59	14	2,677
Equity	1,352	1,771	689	1,574	5,386
Total Liabilities and Equity	2,711	6,174	807	1,683	11,375
Segment reclassifications, intercompany balances and other	(2)	(34)	(36)	93	21
Reportable Segment Liabilities and Equity	$2,709	$6,140	$771	$1,776	$11,396

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	23,741	20,065	18.3%	2.6%
General Service	18,440	17,549	5.1%	0.7%
Industrial	12,104	12,305	(1.6%)	(2.7%)
Other Energy Sales	140	144	(2.8%)
Unbilled Sales	(1,875)	(935)	(100.5%)	n/a
Total Retail Sales	52,550	49,128	7.0%	0.7%
Wholesale and Other	10,979	9,862	11.3%
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	63,529	58,990	7.7%

Average Number of Customers (Electric)
Residential	6,603,814	6,510,679	1.4%
General Service	979,220	968,897	1.1%
Industrial	17,600	17,748	(0.8%)
Other Energy Sales	23,475	23,205	1.2%
Total Retail Customers	7,624,109	7,520,529	1.4%
Wholesale and Other	54	58	(6.9%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,624,163	7,520,587	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	17,738	16,939	4.7%
Nuclear	18,505	17,741	4.3%
Hydro	754	201	275.1%
Oil and Natural Gas	16,317	14,231	14.7%
Renewable Energy	96	75	28.0%
Total Generation (4)	53,410	49,187	8.6%
Purchased Power and Net Interchange (5)	13,920	12,568	10.8%
Total Sources of Energy	67,330	61,755	9.0%
Less: Line Loss and Other	3,801	2,765	37.5%
Total GWh Sources	63,529	58,990	7.7%

Owned MW Capacity (3)
Summer	49,511	49,950
Winter	53,003	53,717
Nuclear Capacity Factor (%) (6)	96	94

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	8,284	6,871	20.6%
General Service	6,946	6,527	6.4%
Industrial	4,984	5,062	(1.5%)
Other Energy Sales	75	76	(1.3%)
Unbilled Sales	(523)	(232)	(125.4%)
Total Retail Sales	19,766	18,304	8.0%	1.6%
Wholesale and Other	2,861	2,477	15.5%
Total Consolidated Electric Sales - Duke Energy Carolinas	22,627	20,781	8.9%

Average Number of Customers
Residential	2,202,857	2,169,345	1.5%
General Service	356,100	351,773	1.2%
Industrial	6,206	6,252	(0.7%)
Other Energy Sales	15,480	15,298	1.2%
Total Retail Customers	2,580,643	2,542,668	1.5%
Wholesale and Other	22	24	(8.3%)
Total Average Number of Customers - Duke Energy Carolinas	2,580,665	2,542,692	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,250	5,586	11.9%
Nuclear	11,638	11,036	5.5%
Hydro	525	53	890.6%
Oil and Natural Gas	3,152	2,694	17.0%
Renewable Energy	29	9	222.2%
Total Generation (4)	21,594	19,378	11.4%
Purchased Power and Net Interchange (5)	2,317	2,483	(6.7%)
Total Sources of Energy	23,911	21,861	9.4%
Less: Line Loss and Other	1,284	1,080	18.9%
Total GWh Sources	22,627	20,781	8.9%

Owned MW Capacity (3)
Summer	19,574	19,568
Winter	20,385	20,425
Nuclear Capacity Factor (%) (6)	99	98

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,721	1,291	33.3%
Cooling Degree Days	10	10	—%

Variance from Normal
Heating Degree Days	(1.3%)	(26.2%)	n/a
Cooling Degree Days	56.4%	66.7%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,500	4,633	18.7%
General Service	3,732	3,549	5.2%
Industrial	2,437	2,489	(2.1%)
Other Energy Sales	19	21	(9.5%)
Unbilled Sales	(567)	(500)	(13.4%)
Total Retail Sales	11,121	10,192	9.1%	1.3%
Wholesale and Other	6,105	5,445	12.1%
Total Consolidated Electric Sales - Duke Energy Progress	17,226	15,637	10.2%

Average Number of Customers
Residential	1,323,129	1,302,464	1.6%
General Service	233,307	230,405	1.3%
Industrial	4,060	4,129	(1.7%)
Other Energy Sales	1,451	1,462	(0.8%)
Total Retail Customers	1,561,947	1,538,460	1.5%
Wholesale and Other	14	14	—%
Total Average Number of Customers - Duke Energy Progress	1,561,961	1,538,474	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,303	1,644	40.1%
Nuclear	6,867	6,705	2.4%
Hydro	209	103	102.9%
Oil and Natural Gas	6,199	5,836	6.2%
Renewable Energy	54	62	(12.9%)
Total Generation (4)	15,632	14,350	8.9%
Purchased Power and Net Interchange (5)	2,235	1,824	22.5%
Total Sources of Energy	17,867	16,174	10.5%
Less: Line Loss and Other	641	537	19.4%
Total GWh Sources	17,226	15,637	10.2%

Owned MW Capacity (3)
Summer	12,813	12,827
Winter	14,016	14,034
Nuclear Capacity Factor (%) (6)	90	88

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,614	1,203	34.2%
Cooling Degree Days	23	10	130.0%

Variance from Normal
Heating Degree Days	(0.1%)	(25.6%)	n/a
Cooling Degree Days	139.2%	11.1%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	4,528	3,824	18.4%
General Service	3,440	3,254	5.7%
Industrial	758	755	0.4%
Other Energy Sales	6	6	—%
Unbilled Sales	(185)	156	(218.6%)
Total Retail Sales	8,547	7,995	6.9%	0.2%
Wholesale and Other	572	310	84.5%
Total Electric Sales - Duke Energy Florida	9,119	8,305	9.8%

Average Number of Customers
Residential	1,588,910	1,564,038	1.6%
General Service	200,207	197,422	1.4%
Industrial	2,109	2,156	(2.2%)
Other Energy Sales	1,517	1,524	(0.5%)
Total Retail Customers	1,792,743	1,765,140	1.6%
Wholesale and Other	12	12	—%
Total Average Number of Customers - Duke Energy Florida	1,792,755	1,765,152	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,121	2,117	0.2%
Oil and Natural Gas	6,091	5,348	13.9%
Renewable Energy	8	4	n/a
Total Generation (4)	8,220	7,469	10.1%
Purchased Power and Net Interchange (5)	1,378	1,296	6.3%
Total Sources of Energy	9,598	8,765	9.5%
Less: Line Loss and Other	479	460	4.1%
Total GWh Sources	9,119	8,305	9.8%

Owned MW Capacity (3)
Summer	9,304	9,212
Winter	10,255	10,332

Heating and Cooling Degree Days
Actual
Heating Degree Days	383	176	117.6%
Cooling Degree Days	264	273	(3.3%)

Variance from Normal
Heating Degree Days	1.1%	(53.6%)	n/a
Cooling Degree Days	42.7%	49.2%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,563	2,253	13.8%
General Service	2,319	2,257	2.7%
Industrial	1,387	1,441	(3.7%)
Other Energy Sales	27	28	(3.6%)
Unbilled Sales	(324)	(201)	(61.2%)
Total Retail Sales	5,972	5,778	3.4%	(2.0%)
Wholesale and Other	100	281	(64.4%)
Total Electric Sales - Duke Energy Ohio	6,072	6,059	0.2%

Average Number of Customers
Residential	766,947	759,467	1.0%
General Service	88,263	88,141	0.1%
Industrial	2,500	2,507	(0.3%)
Other Energy Sales	3,331	3,282	1.5%
Total Retail Customers	861,041	853,397	0.9%
Wholesale and Other	1	1	—%
Total Average Number of Customers - Duke Energy Ohio	861,042	853,398	0.9%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	676	1,203	(43.8%)
Oil and Natural Gas	20	1	1,900.0%
Total Generation (4)	696	1,204	(42.2%)
Purchased Power and Net Interchange (5)	6,335	5,466	15.9%
Total Sources of Energy	7,031	6,670	5.4%
Less: Line Loss and Other	959	611	57.0%
Total GWh Sources	6,072	6,059	0.2%

Owned MW Capacity (3)
Summer	1,076	1,076
Winter	1,164	1,164

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,569	2,044	25.7%
Cooling Degree Days	4	1	300.0%

Variance from Normal
Heating Degree Days	2.6%	(20.7%)	n/a
Cooling Degree Days	(0.1%)	(75.0%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,866	2,484	15.4%
General Service	2,003	1,962	2.1%
Industrial	2,538	2,558	(0.8%)
Other Energy Sales	13	13	—%
Unbilled Sales	(276)	(158)	74.7%
Total Retail Sales	7,144	6,859	4.2%	—%
Wholesale and Other	1,341	1,349	(0.6%)
Total Electric Sales - Duke Energy Indiana	8,485	8,208	3.4%

Average Number of Customers
Residential	721,971	715,365	0.9%
General Service	101,343	101,156	0.2%
Industrial	2,725	2,704	0.8%
Other Energy Sales	1,696	1,639	3.5%
Total Retail Customers	827,735	820,864	0.8%
Wholesale and Other	5	7	(28.6%)
Total Average Number of Customers - Duke Energy Indiana	827,740	820,871	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,388	6,389	—%
Hydro	20	45	(55.6%)
Oil and Natural Gas	855	352	142.9%
Renewable Energy	5	—	n/a
Total Generation (4)	7,268	6,786	7.1%
Purchased Power and Net Interchange (5)	1,655	1,499	10.4%
Total Sources of Energy	8,923	8,285	7.7%
Less: Line Loss and Other	438	77	468.8%
Total GWh Sources	8,485	8,208	3.4%

Owned MW Capacity (3)
Summer	6,744	7,267
Winter	7,183	7,762

Heating and Cooling Degree Days
Actual
Heating Degree Days	2,831	2,208	28.2%
Cooling Degree Days	4	—	—%

Variance from Normal
Heating Degree Days	2.4%	(20.1%)	n/a
Cooling Degree Days	22.1%	(100.0%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1)	154,901,379	133,276,787	16.2%
Duke Energy Midwest LDC throughput (Mcf)	37,126,065	30,830,999	20.4%

Average Number of Customers - Piedmont Natural Gas
Residential	970,666	953,702	1.8%
Commercial	104,835	102,597	2.2%
Industrial	963	968	(0.5%)
Power Generation	17	15	13.3%
Total Average Number of Gas Customers - Piedmont Natural Gas	1,076,481	1,057,282	1.8%

Average Number of Customers - Duke Energy Midwest
Residential	488,853	484,091	1.0%
General Service	45,280	45,340	(0.1%)
Industrial	1,661	1,669	(0.5%)
Other	138	141	(2.1%)
Total Average Number of Gas Customers - Duke Energy Midwest	535,932	531,241	0.9%

(1) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
March 2018

	Three Months Ended March 31,
	2018	2017	% Inc.(Dec.)
Renewable Plant Production, GWh	2,180	2,285	(4.6)%
Net Proportional MW Capacity in Operation	2,943	2,943	—%